Exhibit 99.1

Pro Forma Information on Continuing Operations

The following unaudited pro forma consolidated financial information of InMed Pharmaceuticals Inc. (the “Company”) is derived from its historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in its Annual Report on Form 10-K for the year ended June 30, 2025 and its Form 10-Q for the period ended December 31, 2025. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2025 and the year ended June 30, 2025 are presented as if the Company had accounted for the wind down and exit of BayMedica LLC’s commercial operations business segment (“commercial operations”) as discontinued operations as of July 1, 2024. The unaudited pro forma condensed consolidated financial information is preliminary and may be subject to change.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the discontinued operations were actually effective on the indicated dates. The unaudited pro forma condensed consolidated financial statements are based on management’s estimate of the effects of the discontinued operations. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

InMed Pharmaceuticals Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

Expressed in U.S. Dollars

	December 31, 2025
	As filed	Pro Forma Adjustments	Pro Forma
	$	$	$
ASSETS
Current
Cash and cash equivalents	6,954,834	(215,389)	6,739,445
Short-term investments	42,675	-	42,675
Accounts receivable, net	182,967	(182,967)	-
Inventories	947,898	(947,898)	-
Prepaids and other current assets	660,280	(28,997)	631,283
Current assets of discontinued operations	-	1,375,251	1,375,251
Total current assets	8,788,654	-	8,788,654

Non-Current
Property, equipment and ROU assets, net	764,254	-	764,254
Intangible assets, net	1,538,576	-	1,538,576
Other assets	100,000	-	100,000
Total Assets	11,191,484	-	11,191,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,071,871	(324,161)	747,710
Current portion of lease obligations	408,122	-	408,122
Current liabilities of discontinued operations	-	994,161	994,161
Total current liabilities	1,479,993	670,000	2,149,993

Non-current
Lease obligations, net of current portion	123,827	-	123,827
Total Liabilities	1,603,820	670,000	2,273,820
Commitments and Contingencies

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares:
2,804,186 as of December 31, 2025, issued and outstanding	92,046,396	-	92,046,396
Additional paid-in capital	38,405,713	-	38,405,713
Accumulated deficit	(120,993,014)	(670,000)	(121,663,014)
Accumulated other comprehensive income	128,569	-	128,569
Total Shareholders’ Equity	9,587,664	(670,000)	8,917,664
Total Liabilities and Shareholders’ Equity	11,191,484	-	11,191,484

InMed Pharmaceuticals Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Expressed in U.S. Dollars

	Six months ended December 31,
	2025
	As filed	Pro Forma Adjustments	Pro Forma
	$	$	$
Sales	1,940,309	(1,940,309)	-
Cost of sales	1,352,956	(1,352,956)	-
Gross profit	587,353	(587,353)	-

Operating Expenses
Research and development	1,212,248	(12,146)	1,200,102
General and administrative	3,153,110	(590,803)	2,562,307
Amortization and depreciation	106,403	(1,198)	105,205
Foreign exchange loss	38,858	-	38,858
Total operating loss from continuing operations	(3,923,266)	16,794	(3,906,472)

Other Income (Expense)
Interest and other income	168,144	-	168,144
(Loss) income from continuing operations	(3,755,122)	-	(3,738,328)

Loss from discontinued operations	-	(16,794)	(16,794)
Net loss for the period	(3,755,122)	-	(3,755,122)

Net loss per share for the period
Basic and diluted
Continuing operations	-		(0.95)
Discontinued operations	-		(0.00)
Net loss per share attributable to Common Stockholders – basic and diluted	(0.95)		(0.95)
Weighted average outstanding common shares
Basic and diluted	3,954,549		3,954,549

InMed Pharmaceuticals Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Expressed in U.S. Dollars

	For the Year Ended June 30,
	2025
	As filed	Pro Forma Adjustments	Pro Forma
	$	$	$
Sales	4,942,633	(4,942,633)	-
Cost of sales	3,236,047	(3,236,047)	-
Gross profit	1,706,586	(1,706,586)	-

Operating Expenses
Research and development	2,853,920	(32,718)	2,821,202
General and administrative	6,557,822	(1,143,297)	5,414,525
Amortization and depreciation	212,839	(2,396)	210,443
Foreign exchange loss	28,471	-	28,471
Total operating (loss) from continuing operations	(7,946,466)	(528,175)	(8,474,641)

Other Income (Expense)
Interest and other income	155,882	-	155,882
Finance expense	(371,549)	-	(371,549)
Loss from continuing operations	(8,162,133)	(528,175)	(8,690,308)

Net income from discontinued operations	-	528,175	528,175
Net (loss) income for the period	(8,162,133)	528,175	(8,832,133)

Net (loss) income per share for the period
Basic and diluted
Continuing operations	-		(8.90)
Discontinued operations	-		0.54
Net loss per share attributable to Common Stockholders – basic and diluted	(8.36)		(8.36)
Weighted average outstanding common shares
Basic and diluted	975,895		975,895

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets:

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the wind down of commercial operations and BayMedica LLC’s assets and liabilities were accounted for as discontinued operations as of December 31, 2025.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2025 and the year ended June 30, 2025 have been presented as if the Company had accounted for the wind down of commercial operations and BayMedica LLC’s assets as discontinued operations as of July 1, 2024.

At this time, the Company has not completed its determination of the fair value of the assets and does not have an estimate of the write-down or other charges associated with the wind down of the net assets. The pro forma adjustments do not give effect to any write-down of the fair value of the net assets as of December 31, 2025.

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